                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                        ---------------------------------


Date of Report  June 12, 1996

             First Union Real Estate Equity and Mortgage Investments (Exact name of registrant as specified in its charter)

         Ohio                          1-6249                  34-6513657
State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)

     Suite 1900, 55 Public Square
          Cleveland, Ohio                             44113-1937
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (216) 781-4030


Former name or former address, if changed since last report.

Total number of pages in report 5.

                  ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 12, 1996, First Union signed a Purchase and Sale Agreement with Marathon U.S. Realties, Inc. for the purchase by First Union of a portfolio of nine retail shopping malls as previously reported in a Form 8-K dated June 12, 1996.

         As of September 27, 1996, First Union completed the transaction by investing $30 million as equity in a joint venture which purchased the portfolio of nine retail shopping malls, comprising approximately 5,800,000 square feet of gross leasable area, located in mid-size markets in Louisiana, Arkansas, Texas, Oklahoma and New Mexico. The joint venture's purchase price for the nine malls was $311.7 million which included the assumption of approximately $50 million in existing mortgage debt and a new mortgage loan for $165 million provided by an affiliate of one of the members of the joint venture, as described below. Eight of the mall properties were acquired in fee and one was acquired through the purchase of a 50% partnership interest in the mall. The acquisition of Pecanland Mall, one of the eight malls acquired in fee, is contingent upon the receipt of a consent by the mortgagee, which consent First Union expects the joint venture to receive.

         The members of the joint venture are First Union and affiliates of General Motors Acceptance Corporation ("GMAC") and Cargill, Incorporated ("Cargill"). First Union's $30 million investment in the joint venture is comprised of $3.5 million in common and $26.5 million in preferred equity. The aggregate equity investment of the other parties is $83.5 million which is comprised of $10 million in common ($6.6 million owned by GMAC and $3.4 million owned by Cargill) and $73.5 million in preferred equity owned by GMAC and Cargill, as described below.

         The preferred equity is divided into three series, of which First Union's is the most junior in distribution and liquidation priority. First Union's preferred equity is entitled to distributions at a fixed rate of 10% for the first five years and 4% thereafter. The two senior series of preferred equity consist of a $35 million series owned by Cargill (the "Senior Preferred") and a $38.5 million series owned by GMAC (the "Series B Preferred"). The Senior Preferred is entitled to distributions at a floating rate equal to LIBOR plus 500 basis points (which increases by 50 basis points after each three month period). The joint venture has the right to redeem the Senior Preferred at any time. First Union and GMAC will seek an investment by a third party to replace Cargill's Senior Preferred and common equity as soon as practicable. The Series B Preferred is entitled to distributions at a floating rate equal to LIBOR plus 600 basis points. The joint venture has purchased an interest rate cap that limits its exposure to LIBOR increasing above 7%. Generally, additional income and cash, if any, after preferred distributions will be allocated and distributed proportionately to the joint venture members according to their common equity ownership.

         First Union has call options on all of the preferred equity held by the other joint venture members, commencing immediately with respect to the Senior Preferred and commencing after six months with respect to the Series B Preferred. The call price of the Senior Preferred is equal to 100% of its face amount plus accumulated distributions thereon, with interest but without any additional premium. The call price of the Series B Preferred is equal to 100% of its face amount plus the amount necessary to provide the holder thereof with a 15.75% annualized internal rate of return, after taking into account distributions previously made on the Series B Preferred.

         The holders of the Senior Preferred and the Series B Preferred have put options back to the joint venture with respect to their preferred equity commencing after two years in the aggregate amount of $10 million; put options on the remainder of the preferred equity are exercisable in the third and fourth years. First Union has the right to contribute capital to the joint venture in order to enable the joint venture to satisfy those puts. Any such capital contributed by First Union will constitute additional amounts of First Union's series of preferred equity. The put prices are identical to the call prices, as described above.

         If First Union is unable or unwilling to contribute capital to the joint venture so that the put options can be satisfied, GMAC and Cargill have the right to offset the dollar amount of such put option by transferring an equivalent amount of capital from First Union's capital account and increasing their own accounts by such amount. As long as First Union has any capital balance remaining in the joint venture, it has the right to subsequently have its capital account restored by meeting the put and paying certain additional amounts. There can be no assurance that First Union will have sufficient funds available to make the capital contributions which may be required to satisfy the put options of the other joint venture members or that First Union will choose to make such capital contributions at that time. The failure to make such capital contributions would have a material adverse effect on the financial condition of First Union.

         Once all the Senior Preferred and the Series B Preferred have been acquired, First Union will have call options on all of the common equity of the other joint venture members as well. The call price of the common equity is equal to 100% of the face amount plus the amount necessary to provide the holder thereof with a 20% annualized internal rate of return, after taking into account distributions previously made on the common equity. In addition, for so long as Cargill's common equity is outstanding, Cargill is entitled to receive $75,000 per month. There are no put options on the common equity.

         GMAC Commercial Mortgage Corporation provided an aggregate of $165 million in new first mortgage financing for this acquisition. The financing encumbers seven of the properties and those properties are cross-collateralized and their mortgages have cross default provisions. The mortgages are at an interest rate of 8.43% and provide for amortization on a 30-year schedule. The unpaid balances are due ten years after commencement.

         The joint venture members selected First Union to be the managing member of the joint venture, and First Union has in turn retained its affiliate, First Union Management, Inc. (the "Management Company") as property manager for all nine malls. Although presently a minority investor in the joint venture, First Union has approval rights over major business and operating issues, such as capital expenditures, leasing criteria, dispositions of any one of the nine mall properties and changes to the joint venture arrangements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

         a.  Financial Statements of Business Acquired.

                  The financial statements of the Marathon Centers are filed as part of this report on Form 8-K/A beginning on page F-2.

         b.  Pro Forma Financial Information.

                  The pro forma financial information of First Union Real Estate Equity and Mortgage Investments is filed as part of this report on Form 8-K/A beginning on page F-6.

         c.  Exhibits.

                  23.1  Consent of Price Waterhouse LLP

                  99.1  Press Release, dated October 1, 1996

                  99.2 Purchase and Sale Agreement, dated as of June 12, 1996, between Marathon U.S. Realties, Inc., as Seller and First Union Real Estate Equity and Mortgage Investments, as Purchaser, as amended

                  99.3 Investment Agreement, dated as of September 27, 1996, between GMAC Commercial Equity Investments, Inc., a Pennsylvania corporation, First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, and Cargill Financial Services Corporation, a Delaware corporation.

                  99.4 Limited Liability Company Agreement of Southwest Shopping Centers Co. I, L.L.C., a Delaware limited liability company, dated as of September 27, 1996

                  99.5 Form of Management and Leasing Agreement, dated as of September 30, 1996, between
                        _________________________________________ and First
                        Union Management, Inc., a Delaware corporation

                  99.6 Joinder Agreement, dated as of September 26, 1996, among Marathon U.S. Realties, Inc., Centrixx Realty Holdings Limited, Southwest Shopping Centers Co. I, L.L.C. and First Union Real Estate Eqity and Mortgage Investments

                  99.7 Joinder Agreement, dated as of September 26, 1996, among Marathon U.S. Realties, Inc., Centrixx Realty Holdings Limited, Southwest Shopping Centers Co. II, L.L.C. and First Union Real Estate Equity and Mortgage Investments

                  99.8 Joinder Agreement, dated as of September 26, 1996, among Marathon U.S. Realties, Inc., Centrixx Realty Holdings Limited, Temple Shopping Center Co., L.L.C. and
                        First Union Real Estate Equity and Mortgage Investments

                  99.9 Escrow Agreement, dated as of September 26, 1996 among Marathon U.S. Realties, Inc., First Union Real Estate Equity and Mortgage Investments, Southwest Shopping Centers Co. I, L.L.C. and First American Title Insurance Company

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    FIRST UNION REAL ESTATE EQUITY AND
                             MORTGAGE INVESTMENTS

                                By:  /s/ James C. Mastandrea
                                     ----------------------------------------
                                     James C. Mastandrea, Chairman, President,
                                      Chief Executive Officer, and Chief
                                        Financial Officer

Date:  October 7, 1996

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

The following financial statements and pro forma financial information are included in Item 7 of this report on Form 8-K/A:

THE MARATHON CENTERS                                                       PAGE
Report of Independent Accountants                                          F-2
Schedule of Operating Revenues and                                         F-3
  Certain Expenses for the Years Ended
  December 31, 1995, 1994 and 1993
Notes to Schedule of Operating Revenues and
  Certain Expenses for the Years Ended
  December 31, 1995, 1994 and 1993                                         F-4 - F-5


FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

Pro Forma Condensed Combined Statements of
  Income for the Year Ended December 31, 1995
  and the Nine Months Ended September 30, 1996 (Unaudited)                 F-7 -  F-8

Condensed Combined Balance
  Sheet as of September 30, 1996 (Unaudited)                               F-9

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Owners of the Marathon Centers:

         We have audited the accompanying schedule of operating revenues and certain expenses of the Marathon Centers (the "Properties") for each of the three years in the period ended December 31, 1995. This schedule is the responsibility of the Properties' management. Our responsibility is to express an opinion on this schedule based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of operating revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying schedule of operating revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in connection with the proposed sale of the properties as described in Note 1 and is not intended to be a complete presentation of the Properties' revenues and expenses.

         In our opinion, the schedule of operating revenues and certain expenses referred to above presents fairly, in all material respects, the operating revenues and certain expenses of the Marathon Centers on the basis describe in
Note 1, for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

Dallas, Texas
July 3, 1996

                                MARATHON CENTERS

               SCHEDULE OF OPERATING REVENUES AND CERTAIN EXPENSES

                                 (IN THOUSANDS)

                                                                            Year Ended December 31,

                                                                1995                  1994                 1993
                                                                ----                  ----                 ----
Operating revenues                                            $62,168               $60,457              $57,385

Operating expenses:

         Property operating expenses                           20,234                20,618               19,501

         Property taxes                                         3,375                 3,392                3,363
                                                              -------              --------             --------

Excess of revenues over operating expenses                     38,559                36,447               34,521

General and administrative expenses                             4,690                 4,518                3,890
                                                              -------              --------             --------

Excess of operating revenues over certain expenses            $33,869               $31,929              $30,631
                                                              =======              ========             ========

          The accompanying notes are an integral part of this schedule.

                                MARATHON CENTERS

        NOTES TO THE SCHEDULE OF OPERATING REVENUES AND CERTAIN EXPENSES

1.       BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

         The accompanying schedule of operating revenues and certain expenses relates to the operations of the Marathon Centers (the Properties). The Properties consist of the following nine regional malls:

            Alexandria Mall, Alexandria, Louisiana
            Brazos Mall, Lake Jackson, Texas
            Killeen Mall, Killeen, Texas
            Mesilla Valley Mall, Las Cruces, New Mexico
            Park Plaza, Little Rock, Arkansas
            Pecanland Mall, Monroe, Louisiana
            Shawnee Mall, Shawnee, Oklahoma
            Temple Mall, Temple, Texas
            Villa Linda Mall, Santa Fe, New Mexico

         Except for Temple Mall and Villa Linda Mall, the Properties are owned by Marathon U.S. Realties, Inc. (MUSRI). Temple Mall is owned by Temple Mall Company, a Texas general partnership, in which MUSRI owns a 50% general partnership interest. Villa Linda Mall is owned by Centrixx Realty Holdings Limited, an affiliate of MUSRI. MUSRI, Temple Mall Company and Centrixx Realty Holdings Limited are collectively referred to as the Owners. The accompanying schedule of operating revenues and certain expenses includes the following amounts for MUSRI's 50% interest in Temple Mall Company (in thousands):

                                                  Year Ended December 31,

                                      1995                        1994                       1993
                                      ----                        ----                       ----
Revenues                                $3,049                     $3,162                     $2,828

Property operating expenses              1,161                      1,059                        986

Property taxes                             214                        266                        266

Basis of Presentation

         The Owners are contemplating the sale of the Properties to First Union Real Estate Equity and Mortgage Investments. Accordingly, certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Properties, have been excluded under the assumption that the potential sale will be consummated. Expenses excluded consist of depreciation and valuation adjustments to the buildings and improvements, interest expense on debt incurred by the Properties to acquire and develop the property, and amortization of expenses not directly related to the proposed future operations of the Properties. Certain general and administrative expenses incurred net of fee revenues earned by MUSRI in 1995, 1994, and 1993 of $93,464, $403,536, and $406,627, respectively, related to properties not included in the potential sale have been excluded. Limited administrative services are provided at no cost to MUSRI by an affiliate.

Revenue and Expense Recognition

         The accompanying schedule of operating revenues and certain expenses has been prepared on the accrual basis of accounting.

2.       FUTURE MINIMUM RENTALS UNDER OPERATING LEASES

         The future minimum lease payments to be received by the Owners under noncancellable operating leases are as follows (in thousands):

                  Year Ending December 31:
                           1996                         $ 32,927
                           1997                           30,365
                           1998                           28,125
                           1999                           24,259
                           2000                           21,306
                           Thereafter                     82,060
                                                        --------
                                                        $219,042
                                                        ========

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following sets forth the unaudited historical combined condensed Balance Sheet of First Union Real Estate Equity and Mortgage Investments as of September 30, 1996 and the unaudited pro forma combined condensed Statements of Income for the year ended December 31, 1995 and the nine months ended September 30, 1996.

The unaudited pro forma combined condensed financial information is based on the historical financial statements of First Union and reflects First Union's investment in a joint venture that acquired the nine mall portfolio from Marathon U. S. Realties, Inc. Eight of the malls were acquired in fee and one was acquired through the purchase of a 50% partnership interest in the mall. The acquisition of one of the eight malls acquired in fee is contingent upon the receipt of a consent by the mortgagee, which is assumed to occur in the pro forma financial information. The unaudited pro forma information should be read in conjunction with the historical combined financial statements and notes related thereto of First Union.

The unaudited combined condensed Balance Sheet of First Union as of September 30, 1996 includes the investment in the joint venture which occurred as of September 27, 1996. The unaudited combined condensed Statements of Income for the year ended December 31, 1995 and nine months ended September 30, 1996, are presented as if the investment in the joint venture occurred on January 1, 1995. In management's opinion, all adjustments necessary to reflect the joint venture investment have been included in the accompanying combined financial statements. The unaudited pro forma combined condensed Statements of Income are not necessarily indicative of the results which actually would have occurred if the transaction had been consummated at the beginning of the periods presented, nor do they purport to represent the financial results of operations for future periods.

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                                   (IN THOUSANDS)
                                                     ------------------------------------------
                                                     FIRST UNION
                                                     (HISTORICAL)   ADJUSTMENTS       PRO FORMA
                                                     ------------   ------------      ---------
Revenues
   Rents                                               $74,349        $                 $74,349
   Management and leasing fees                                         4,616  (a)         4,616
   Interest                                              4,856                            4,856
   Equity in earnings of joint venture                                 1,405  (b)         1,405
                                                       --------      --------           --------
                                                        79,205         6,021             85,226
Expenses
   Property operating                                   25,982                           25,982
   Real estate taxes                                     8,555                            8,555
   Depreciation and amortization                        11,901                           11,901
   Interest                                             22,397         2,337  (c)        24,734
   General and administrative                            7,114         2,600  (d)         9,714
                                                       --------      --------           --------
                                                        75,949         4,937             80,886

Income before capital gain or loss,
  extraordinary loss and cumulative
  effect of accounting change                          $ 3,256        $1,084            $ 4,340

Per Share Data:

Income before capital gain or loss,
  extraordinary loss and cumulative
  effect of accounting change                          $  0.18        $ 0.06(e)         $  0.24
                                                       ========      ========           ========

(a) To reflect the management and leasing fees assumed to be received by First Union from the joint venture for management of the properties.

(b)   To reflect First Union's share of equity earnings in the joint venture.

(c) To reflect the additional interest cost associated with financing First Union's $30 million investment in the joint venture through bank loans.

(d) To reflect the additional estimated general and administrative costs associated with managing and leasing the joint venture properties.

(e) The pro forma per share amount for income before capital gain or loss, extraordinary loss and cumulative effect of change in accounting is based on the weighted average shares of beneficial interest outstanding of 18,116,000.

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)

                                                                    (IN THOUSANDS)
                                                     ---------------------------------------
                                                     FIRST UNION
                                                     (HISTORICAL)  ADJUSTMENTS     PRO FORMA
                                                     ------------  -------------   ---------
Revenues
   Rents                                               $55,386       $              $55,386
   Management and leasing fees                                        3,407  (a)      3,407
   Interest                                              3,609                        3,609
   Equity in earnings of joint venture                                  444  (b)        444
                                                       --------      -------        --------
                                                        58,995        3,851          62,846
Expenses
   Property operating                                   19,517                       19,517
   Real estate taxes                                     6,198                        6,198
   Depreciation and amortization                         9,858                        9,858
   Interest                                             17,513        1,688  (c)     19,201
   General and administrative                            4,769        1,950  (d)      6,719
                                                       --------      -------        --------
                                                        57,855        3,638          61,493
Income before capital gain or loss,
  extraordinary loss and cumulative
  effect of accounting change                          $ 1,140       $  213         $ 1,353

Per Share Data:

Income before capital gain or loss,
  extraordinary loss and cumulative
  effect of accounting change                          $  0.07       $ 0.01(e)      $  0.08
                                                       ========      =======        ========

(a) To reflect the management and leasing fees assumed to be received by First Union from the joint venture for management of the properties.

(b)   To reflect First Union's share of equity earnings in the joint venture.

(c) To reflect the additional interest cost associated with financing First Union's investment of $30 million in the joint venture through bank loans.

(d) To reflect the additional estimated general and administrative costs associated with managing and leasing the joint venture properties.

(e) The pro forma per share amount for income before capital gain or loss, extraordinary loss and cumulative effect of change in accounting is based on the weighted average shares of beneficial interest outstanding of 17,237,000.

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                   HISTORICAL COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                 (UNAUDITED)

ASSETS                                            (IN THOUSANDS)
Investments in real estate, net                     $ 340,715
Investment in joint venture                            30,000  (a)
Mortgage loans receivable                              42,206
Other assets                                           17,346
                                                    ----------
                                                    $ 430,267
                                                    ==========

LIABILITIES AND
  SHAREHOLDERS' EQUITY

Liabilities

  Mortgage loans                                    $ 129,985
  Senior notes                                        100,000
  Bank loans                                           63,940
  Accounts payable and other                           38,361
                                                    ----------
                                                      332,286
Shareholders' equity                                   97,981
                                                    ----------
                                                    $ 430,267
                                                    ==========


(a) Reflects First Union's investment in a joint venture which acquired real estate properties from Marathon U.S. Realties, Inc., as of September 27, 1996.

                                  EXHIBIT INDEX

                                                                                EXHIBIT NUMBER
Consent of Price Waterhouse LLP                                                      23.1

Press Release, dated October 1, 1996                                                 99.1

Purchase and Sale Agreement, dated as of June 12, 1996, between                      99.2
Marathon U.S. Realties, Inc., as Seller and First Union Real Estate
Equity and Mortgage Investments, as Purchaser, as amended

Investment Agreement, dated as of September 27, 1996, between                        99.3
GMAC Commercial Equity Investments, Inc., a Pennsylvania
corporation, First Union Real Estate Equity and Mortgage
Investments, an Ohio business trust, and Cargill Financial Services
Corporation, a Delaware corporation

Limited Liability Company Agreement of Southwest Shopping                            99.4
Centers Co. I, L.L.C., a Delaware limited liability company, dated as of September 27, 1996

Form of Management and Leasing Agreement, dated as of September                      99.5
30, 1996, between ___________________________ _____________ and
First Union Management, Inc., a Delaware corporation

Joinder Agreement, dated as of September 26, 1996, among Marathon                    99.6
U.S. Realties, Inc., Centrixx Realty Holdings Limited, Southwest
Shopping Centers Co. I, L.L.C. and First Union Real Estate Equity
and Mortgage Investments

Joinder Agreement, dated as of September 26, 1996, among Marathon                    99.7
U.S. Realties, Inc., Centrixx Realty Holdings Limited, Southwest
Shopping Centers Co. II, L.L.C. and First Union Real Estate Equity
and Mortgage Investments

Joinder Agreement, dated as of September 26, 1996, among Marathon                    99.8
U.S. Realties, Inc., Centrixx Realty Holdings Limited, Temple
Shopping Center Co., L.L.C. and First Union Real Estate Equity
and Mortgage Investments

Escrow Agreement, dated as of September 26, 1996, among Marathon                     99.9
U.S. Realties, Inc., First Union Real Estate Equity and Mortgage
Investments, Southwest Shopping Centers Co. I, L.L.C. and First
American Title Insurance Company
